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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation of our report dated March 8, 1996, with respect to the consolidated financial statements of Midwest City Memorial Hospital Authority d/b/a Midwest City Regional Hospital for the years ended December 31, 1995 and December 31, 1994, included in the Form 8-K/A Amendment No. 1 of Health Management Associates, Inc., and incorporated by reference into Forms S-8 filed previous to this date under registration numbers 33-43290, 33-65382, 33-65380, and 33-80433.


                                           BAIRD, KURTZ & DOBSON


August 8, 1996